EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated financial information and explanatory notes are based on the separate historical financial statements of HomeTrust Bancshares, Inc. ("HomeTrust") and Jefferson Bancshares, Inc. ("Jefferson”) after giving effect to the merger involving HomeTrust and Jefferson and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.  The total number of HomeTrust shares issued in the merger was 1,679,257, and the aggregate cash consideration paid by HomeTrust was approximately $25.3 million.

The unaudited pro forma condensed consolidated financial information was prepared under the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, with HomeTrust treated as the acquirer for accounting purposes. Under the acquisition method of accounting, the assets and liabilities of Jefferson, as of the effective date of the merger, were recorded by HomeTrust at their respective fair values and the excess of the merger consideration over the fair value of Jefferson’s net assets was allocated to goodwill. The unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2014 gives effect to the merger as if it occurred on that date. The unaudited pro forma combined condensed consolidated statements of operations for the nine months ended March 31, 2014 and the year ended June 30, 2013 give effect to the merger as if it occurred on July 1, 2012. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The pro forma combined condensed consolidated financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all anticipated financial expenses as a result of the merger and does not reflect any possible financial benefits and, accordingly, does not attempt to predict or suggest future results. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors. Certain reclassifications have been made to the historical financial statements of Jefferson to conform to the presentation in HomeTrust’s financial statements.

HomeTrust has recorded the significant identifiable tangible and identifiable intangible assets of Jefferson; however, these are subject to change for a one-year period if material information which existed at the effective date previously unknown becomes known.  A final determination of the fair values of Jefferson’s assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of Jefferson that exist as of the date of completion of the transaction. Consequently, fair value adjustments and amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma combined condensed consolidated financial statements presented herein and could result in a material change in amortization of acquired intangible assets.

In connection with the plan to integrate the operations of HomeTrust and Jefferson following the completion of the merger, HomeTrust anticipates that nonrecurring charges, such as costs associated with systems implementation, severance and other costs directly related to the merger, will be incurred. HomeTrust is not able to determine the timing, nature and amount of these charges as of the date of this document. However, these charges will affect the results of operations of HomeTrust and Jefferson, as well as those of the combined company following the completion of the merger, in the period in which they are recorded. The unaudited pro forma combined condensed consolidated statements of operations do not include the effects of the nonrecurring costs associated with any restructuring or integration activities resulting from the merger, as they are nonrecurring in nature and not factually supportable at this time. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information. Adjustments may include, but not be limited to, changes in (i) Jefferson’s statement of condition through the effective time of the merger; (ii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The unaudited pro forma combined condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial information is based on, and should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
HomeTrust's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended June 30, 2013 and the nine months ended March 31, 2014, included in HomeTrust's Annual Report on Form 10-K for the year ended June 30, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•
Jefferson's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended June 30, 2013, and the nine months ended March 31, 2014, included in Jefferson's Annual Report on Form 10-K for the year ended June 30, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•
Other information pertaining to HomeTrust and Jefferson contained in or incorporated by reference into the joint proxy statement/prospectus filed by HomeTrust pursuant to Rule 424(b)(3) on April 28, 2014. See also “Selected Historical Financial Data of HomeTrust” and “Selected Historical Financial Data of Jefferson” included elsewhere in the joint proxy statement/prospectus.

HOMETRUST BANCSHARES, INC. AND JEFFERSON BANCSHARES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2014
(In thousands)

			Pro Forma	Pro
	HomeTrust	Jefferson	Adjustments	Forma
Assets
Cash	$13,721	$12,526	$-	$26,247
Interest-bearing deposits	69,694	8,362	(25,251)	52,805
Cash and cash equivalents	83,415	20,888	(25,251)	79,052
Certificates of deposit in other banks	159,699	-	-	159,699
Securities available for sale, at fair value	89,882	88,008	(700)	177,190
Loans held for sale	2,276	165	-	2,441
Total loans, net of deferred loan fees and discount	1,166,119	346,222	(12,549)	1,499,792
Allowance for loan losses	(25,269)	(3,919)	3,919	(25,269)
Net loans	1,140,850	342,303	(8,630)	1,474,523
Premises and equipment, net	24,240	25,025	(1,311)	47,954
Federal Home Loan Bank stock, at cost	1,537	4,635	-	6,172
Accrued interest receivable	5,552	1,321	(90)	6,783
Real estate owned	9,199	4,928	(1,000)	13,127
Deferred income taxes	45,689	10,342	3,549	59,580
Bank owned life insurance	63,541	7,281	-	70,822
Core deposit intangible	555	898	2,683	4,136
Goodwill	2,802	-	5,378	8,180
Other assets	3,071	1,012	-	4,083
Total Assets	$1,632,308	$506,806	$(25,372)	$2,113,742

Liabilities and Stockholders’ Equity
Liabilities
Deposits	$1,211,904	$383,974	$371	$1,596,249
Other borrowings	2,207	60,492	858	63,557
Capital lease obligations	2,003	-	-	2,003
Subordinated debentures	-	7,442	2,558	10,000
Other liabilities	57,758	500	-	58,258
Total liabilities	1,273,872	452,408	3,787	1,730,067
Stockholders’ Equity
Preferred stock	-	-	-	-
Common stock	196	92	(75)	213
Additional paid in capital	209,155	45,640	(20,418)	234,377
Retained earnings	158,799	11,043	(11,043)	158,799
Unearned Employee Stock Ownership Plan (ESOP) shares	(9,654)	(2,160)	2,160	(9,654)
Accumulated other comprehensive loss	(60)	(217)	217	(60)
Total stockholders’ equity	358,436	54,398	(29,159)	383,675
Total Liabilities and Stockholders’ Equity	$1,632,308	$506,806	$(25,372)	$2,113,742

HOMETRUST BANCSHARES, INC. AND JEFFERSON BANCSHARES, INC.
UNAUDITED PROFORMA COMBINED CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
For the Nine Months Ended March 31, 2014
(In thousands, except share and per share data)

	HomeTrust	Jefferson	Pro Forma Adjustments	Pro Forma

Interest and Dividend Income
Loans	$42,010	$12,364	$972	$55,346
Securities available for sale	1,097	1,429	-	2,526
Certificates of deposit and other interest-bearing deposits	1,346	-	-	1,346
Federal Home Loan Bank stock	47	166	-	213
Total interest and dividend income	44,500	13,959	972	59,431

Interest Expense
Deposits	4,172	959	(85)	5,046
Other borrowings	5	956	(243)	718
Total interest expense	4,177	1,915	(328)	5,764

Net Interest Income	40,323	12,044	1,300	53,667
Recovery of Loan Losses	(4,800)	-	-	(4,800)

Net Interest Income after Recovery of Loan Losses	45,123	12,044	1,300	58,467

Noninterest Income
Service charges on deposit accounts	1,954	732	-	2,686
Mortgage banking income and fees	2,417	111	-	2,528
Other, net	2,171	691	-	2,862
Total other income	6,542	1,534	-	8,076

Noninterest Expense
Salaries and employee benefits	22,192	5,165	-	27,357
Net occupancy expense	3,746	1,005	-	4,751
Marketing and advertising	1,028	165	-	1,193
Telephone, postage, and supplies	1,269	-	-	1,269
Deposit insurance premiums	989	504	-	1,493
Computer services	2,652	1,872	-	4,524
Loss on sale and impairment of real estate owned	673	410	-	1,083
Real estate owned expense	1,154	-	-	1,154
Merger-related expenses	711	-	-	711
Other	4,204	2,424	(28)	6,600
Total other expense	38,618	11,545	(28)	50,135

Income Before Income Taxes	13,047	2,033	1,328	16,408
Income Tax Expense	4,238	651	452	5,341

Net Income	$8,809	$1,382	$876	$11,067

Per Share Data:
Net income per common share:
Basic	$0.46	$0.22		$0.54
Diluted	$0.46	$0.22		$0.54
Average shares outstanding:
Basic	18,724,242	6,311,614	1,679,257	20,403,499
Diluted	18,815,416	6,311,614	1,679,257	20,494,673

HOMETRUST BANCSHARES, INC. AND JEFFERSON BANCSHARES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
For the Year Ended June 30, 2013
(In thousands, except share and per share data)

	HomeTrust	Jefferson	Pro Forma Adjustments	Pro Forma

Interest and Dividend Income
Loans	$58,404	$17,529	$1,619	$77,552
Securities available for sale	324	1,689	-	2,013
Certificates of deposit and other interest-bearing deposits	1,578	-	-	1,578
Federal Home Loan Bank stock	83	283	-	366
Total interest and dividend income	60,389	19,501	1,619	81,509

Interest Expense
Deposits	6,975	1,535	(113)	8,397
Other borrowings	280	1,595	(323)	1,552
Total interest expense	7,255	3,130	(436)	9,949

Net Interest Income	53,134	16,371	2,055	71,560
Provision for Loan Losses	1,100	800	-	1,900

Net Interest Income after Provision for Loan Losses	52,034	15,571	2,055	69,660

Noninterest Income
Service charges on deposit accounts	2,589	1,036	-	3,625
Mortgage banking income and fees	5,107	445	-	5,552
Other, net	2,691	632	-	3,323
Total other income	10,387	2,113	-	12,500

Noninterest Expense
Salaries and employee benefits	26,438	6,761	-	33,199
Net occupancy expense	5,497	1,343	-	6,840
Marketing and advertising	1,705	383	-	2,088
Telephone, postage, and supplies	1,737	-	-	1,737
Deposit insurance premiums	1,407	968	-	2,375
Computer services	2,386	2,453	-	4,839
Loss on sale and impairment of real estate owned	951	297	-	1,248
Federal Home Loan Bank advance prepayment penalty	3,069	-	-	3,069
Real estate owned expense	2,135	435	-	2,570
Other	6,068	2,906	205	9,179
Total other expense	51,393	15,546	205	67,144

Income Before Income Taxes	11,028	2,138	1,850	15,016
Income Tax Expense	1,975	544	629	3,148

Net Income	$9,053	$1,594	$1,221	$11,868

Per Share Data:
Net income per common share:
Basic	$0.45	$0.25		$0.54
Diluted	$0.45	$0.25		$0.54
Average shares outstanding:
Basic	19,922,283	6,270,523	1,679,257	21,601,540
Diluted	19,941,687	6,270,523	1,679,257	21,620,944

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information has been prepared under the acquisition method of accounting for business combinations. The unaudited pro forma combined condensed consolidated statements of operations for the year ended June 30, 2013 and nine months ended March 31, 2014, are presented as if the acquisition occurred on July 1, 2012. The unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2014 is presented as if the acquisition occurred as of that date. This information is not intended to reflect the actual results that would have been achieved had the acquisition actually occurred on those dates. The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Certain historical data of Jefferson has been reclassified on a pro forma basis to conform to HomeTrust’s classifications.

Note 2 – Purchase Price

Each share of Jefferson common stock and nonvoting preferred stock was converted into the right to receive, promptly following completion of the merger, 0.2661 shares of HomeTrust common stock and $4.00 in cash. All “in-the-money” Jefferson stock options outstanding immediately prior to the merger were canceled in exchange for a cash payment as provided in the merger agreement.

HomeTrust issued 1,679,257 shares of common stock in the merger, resulting in approximately 20.8 million shares of common stock outstanding after the merger, and paid aggregate cash consideration in the merger of $25.3 million (Adjustment Note A).

Note 3 – Allocation of Purchase Price of Jefferson

The unaudited pro forma condensed combined financial information reflects the transfer of approximately $25.3 million in cash consideration as well as $25.2 million in equity consideration. The equity consideration transferred was measured at fair value on the acquisition date of May 31, 2014. The merger is accounted for using the acquisition method of accounting; accordingly HomeTrust’s cost to acquire Jefferson was allocated to the assets (including identifiable intangible assets) and liabilities of Jefferson at their respective estimated fair values as of the merger date. The excess of the purchase price over the fair value of the net assets acquired was allocated to goodwill.

The pro forma purchase price was preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values as summarized in the following table:

At March 31, 2014
(in thousands)
Pro forma purchase price of Jefferson
Fair value of HomeTrust common stock at $15.03 per share	$25,239
Cash to be paid – including cash in lieu of fractional shares	25,251
Total pro forma purchase price	$50,490

Fair value of assets acquired:
Cash	$20,888
Investment securities available for sale	87,308
Loans	333,673
Real estate owned	3,928
Core deposit intangible	3,581
Other assets	51,929
Total assets acquired	$501,307

Fair value of liabilities assumed:
Deposits	$384,345
Other borrowed money	61,350
Subordinated debentures	10,000
Accrued expenses and other liabilities	500
Total liabilities assumed	$456,195

Fair value of net assets acquired	$45,112

Goodwill	$5,378

Note 4 – Pro Forma Condensed Combined Financial Information Adjustments

    The following pro forma adjustments have been included in the unaudited pro forma condensed combined financial information.  Estimated fair value adjustments are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. The following are the pro forma adjustments made to record the transaction and to adjust Jefferson’s assets and liabilities to their estimated fair values at March 31, 2014.

Statement of Condition
As of March 31, 2014
(In thousands)

A. Adjustments to Cash and cash equivalents
To reflect cash used to purchase Jefferson.	$(25,251)

B. Adjustments to Loans receivable, excluding Allowance for loan losses
Fair value adjustment on loans which includes $10,577 to adjust for credit deterioration of the acquired portfolio and $1,972 to reflect current interest rates and spreads to be accreted using the level yield method on purchased performing loans as they are repaid over time. The interest rate market value adjustment was determined based on the present value of estimated future cash flows of the loans to be acquired discounted using a weighted average market rate.  The credit market value adjustment was determined based on assigned risk ratings, and the present value of estimated expected cash flows (including the estimated fair value of loan collateral).  HomeTrust engaged a third-party advisor to assist in determining the credit adjustment.
$(12,549)

C. Adjustments to Allowance for loan losses
To remove the Jefferson allowance for loan losses at period end date as the credit risk is accounted for in the fair value adjustment for the loans receivable in Adjustment B above.	$3,919

D. Adjustments to Core Deposit Intangible (“CDI”)
To record the estimated fair value of the CDI identified in the merger as calculated by a third party and to eliminate Jefferson CDI created in its prior acquisitions.
CDI identified in merger	$3,581
Elimination of Jefferson prior CDI	$(898)

E. Adjustment to Goodwill
To record the difference between the consideration transferred and the estimated fair value of net assets acquired in the merger.	$5,378

F. Adjustments to Other assets
To reflect the fair value of the other assets in the merger as follows:
Securities available for sale	$(700)
Premises and equipment, net	$(1,311)
Accrued interest receivable	$(90)
Real estate owned	$(1,000)
Deferred tax asset, net	$3,549

G. Adjustment to Subordinated debentures
To reflect the fair value of the subordinate debentures in the merger. This adjustment reflects HomeTrust’s intention to repay these subordinate debentures at face value as of the merger date.	$2,558

H. Adjustment to other liabilities
To reflect the fair value of other liabilities in the merger as follows:
Certificates of deposit	$371
Other borrowings	$858

I. Adjustments to Common stock and Additional paid in capital (“APIC”)
To record the changes in common stock and APIC:
Issuance of HomeTrust common stock to Jefferson shareholders	$25,239
Elimination of the historical Jefferson common stock and APIC	$(45,732)

J. Adjustment to Retained earnings
To eliminate the historical Jefferson retained earnings	$(11,043)

K. Adjustment to Employee Stock Ownership Plan (“ESOP”)
To eliminate the unallocated shares held as collateral in the leveraged Jefferson ESOP.	$2,160

L. Adjustment to Accumulated other comprehensive loss
To eliminate the historical Jefferson accumulated other comprehensive loss.	$217

For purposes of determining the pro forma effect of the merger on the statements of operations, the following pro forma adjustments have been made as if the acquisition occurred as of July 1, 2012:

Statements of Income
(In thousands)
	For the Nine Months Ended March 31, 2014	For the Year Ended June 30, 2013

M. Adjustments to Interest income: Loans	$972	$1,619
To reflect the accretion of the interest component of the loan discount resulting from the pro forma loan fair value adjustment in Adjustment B above.  The accretion was calculated using the level yield method as these loans are repaid over time.

N. Adjustments to Interest expense: Deposits	$(85)	$(113)
To reflect the accretion of the interest component of the pro forma fair value adjustment on certificates of deposit in Adjustment H. The accretion was calculated using the level yield method as these certificates mature over time.

O. Adjustments to Interest expense: Other borrowings	$(243)	$(323)
To reflect the accretion of the interest component of the pro forma fair value adjustments on the subordinated debentures in Adjustment G and other borrowings in Adjustment H.

P. Adjustments to Noninterest expense: Other
To eliminate the direct costs for professional services incurred by the companies in connection with the merger	$(219)	$-
To reflect the amortization of the CDI resulting from the pro forma fair value adjustment in Adjustment D above and to eliminate the historical Jefferson CDI amortization	$191	$205
Amortization of CDI resulting from the merger based on amortization period of 7 years using the straight-line method of amortization of $443 and $591 for the nine months ended 3/31/14 and for the year ended 6/30/13, respectively.

Elimination of historical Jefferson CDI amortization of $(252) and $(386) for the nine months ended 3/31/14 and for the year ended 6/30/13, respectively.

Q. Adjustment to Federal income taxes	$452	$629
To reflect the income tax effect of the pro forma Adjustments M through P above at the Company’s estimated 34% statutory tax rate.

Earnings per share, basic and diluted, (Adjustment Note R) were calculated using the calculated pro forma net income divided by the calculated pro forma basic and dilutive average shares outstanding.

Basic and dilutive average shares outstanding (Adjustment Note S) were calculated by adding the shares to be issued by HomeTrust in the merger (1.7 million shares) to the historical average HomeTrust shares outstanding for the nine months ended March 31, 2014 and for the year ended June 30, 2013.

Note 5 – Merger Costs

In connection with the merger, the plan to integrate HomeTrust’s and Jefferson’s operations is still being developed. Over the next several months, the specific details of these plans will continue to be refined. Management of both companies is currently in the process of assessing the two companies’ personnel, benefit plans, computer systems, service contracts and other key factors to determine the most beneficial structure for the merged company.  Certain decisions arising from these assessments may involve involuntary termination of employees, changing information systems, canceling contracts with service providers and other actions.  To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred.

The table below reflects HomeTrust’s current estimate of the aggregate estimated merger costs of $3.8 million (net of $1.6 million of taxes, computed using the statutory federal tax rate of 34%) expected to be incurred in connection with the merger, which are excluded from the pro forma financial information. While a portion of these costs may be required to be recognized over time, the current estimate of these costs, primarily comprised of anticipated cash charges, include the following:

At March 31,
2014
(in thousands)
Professional Fees	$1,860
Change of control payments	500
Severance and retention plan	1,200
Data processing, termination and conversion	1,867
Pre-tax merger costs	5,427
Taxes	1,645
Total merger costs	$3,782

HomeTrust’s cost estimates are forward-looking. While the costs represent HomeTrust’s current estimate of merger costs associated with the merger that will be incurred, the ultimate level and timing of recognition of these costs will be based on the final integration in connection with consummation of the merger. Readers are cautioned that the completion of this integration and other actions that may be taken in connection with the merger will impact these estimates. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. The costs are not expected to materially impact HomeTrust’s ability to maintain an adequate level of liquidity necessary to fund loan originations and deposit withdrawals, satisfy other financial commitments and fund operations.